SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):              January 22, 2004
                                                  ------------------------------



                             AMERICAN SKIING COMPANY
           -------------------------------- ------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                           1-13507                        04-3373730
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(State or other                    (Commission                    (IRS Employer
jurisdiction of incorporation      File Number)              Identification No.)
or organization)


136 Heber Avenue, P.O. Box 4552, Park City, Utah                       84060
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   (Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:  (435) 615-0340
                                                     ---------------------------

                                 Not applicable
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          (Former name or former address if changed since last report)

Item 5.  Other Events.

As previously reported in the Company's Form 10-K filed on October 27, 2003 with the Securities and Exchange Commission, the Company entered into an agreement on January 22, 2002 with Triple Peaks, LLC for the sale of the Steamboat resort. The Company later determined that the sale of its Heavenly resort more closely achieved the Company's restructuring objectives and concluded that it would not proceed with the sale of the Steamboat resort. On April 5, 2002, Triple Peaks, LLC filed a lawsuit against American Skiing Company in federal district court in Denver, alleging breach of contract resulting from the Company's refusal to close on the proposed sale of the Steamboat resort. The suit seeks both monetary damages resulting from the breach and specific performance of the contract. On April 16, 2002, before an answer to its complaint was filed, Triple Peaks voluntarily dismissed its suit and re-filed a substantially identical complaint in Colorado State District Court in Steamboat, also naming Steamboat Ski & Resort Corporation, American Skiing Company Resort Properties and Walton Pond Apartments, Inc. (each direct or indirect subsidiaries of American Skiing Company) as additional defendants. On December 31, 2002, the Colorado State District Court issued summary judgment in the Company's favor and against Triple Peaks, confirming that the damages the Company owes Triple Peaks under the contract are limited to $500,000. On January 26, 2003, Triple Peaks appealed the decision of the Colorado State District Court. In May, 2003, the Company paid Triple Peaks $500,000 in damages pending resolution of the litigation, in return for subordination and partial release of the lis pendes filed by Triple Peaks against the Steamboat resort.

On January 22, 2004, the Colorado Court of Appeals reversed the judgment of the Colorado State District Court, finding that the agreement between the Company and Triple Peaks did not, under the circumstances of the Company's refusal to close, limit damages to $500,000. The Court of Appeals refused the request of Triple Peaks to order specific performance of the agreement, and remanded the case to the Colorado State District Court with instructions to determine whether damages or specific performance of the agreement was the proper remedy for the Company's refusal to close.

The Company is reviewing its legal alternatives in light of the decision by the Court of Appeals, which alternatives include petitioning the Court of Appeals for a rehearing en banc, petitioning for an appeal to the Colorado Supreme Court, or continuing to pursue the case in the Colorado State District Court. The Company has not yet determined which alternative it will elect to pursue, although it will likely vigorously contest the decision and continue to assert that damages under the agreement are limited. If the decision of the Court of Appeals is upheld and leads to a verdict in favor of Triple Peaks granting either summary judgment or significant monetary damages, or both, the result could have a material adverse impact on the results and operations of the Company.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 27, 2004                    AMERICAN SKIING COMPANY

                                      By:  /s/ Foster A. Stewart, Jr.
                                      ------------------------------------------
                                           Name: Foster A. Stewart, Jr.
                                           Title: Senior Vice President and
                                           General Counsel